Exhibit 10.13

LEASE FOR STORAGE

NORTHSTAR CENTER

Minneapolis, Minnesota

CERTAIN BASIC LEASE PROVISIONS AND DEMISE OF LEASE

I.              The following are certain basic lease provisions which, in part, comprise this Lease and may be referred to in subsequent provisions of this Lease.

1.1	LANDLORD:	T.H.S. NORTHSTAR ASSOCIATES LIMITED PARTNERSHIP a Minnesota Limited Partnership .

1.2	TENANT:	FISHNET.COM, INC. A Minnesota Corporation

1.3	PREMISES:	Suite #: SB-52 Floor: Sub-basement 840 Sq. Ft.

1.4	TENANT’S USE:	Telecommunications and Internet Equipment Room and Administrative Office

1.5	RENT:	Mos. 1-12 $350.00 per month; Mos. 13-24 $602.00 per month; Mos. 25-60 $700.00 per month.

1.6	TERM:	Commencement Date:	September 1, 1996
		Expiration Date:	August 31, 2001

1.7	EXHIBITS (attached and incorporated):		“A” – Premises
“B” - Building Standard Lease
“C” - License Agreement

Landlord leases to Tenant and Tenant leases from Landlord the above-described Premises (“Premises”) as shown hatched on the plan attached as Exhibit “A”, in “as-is” condition in the Northstar Center Minneapolis, Minnesota (“Building”), on the conditions stated in the Building Standard Lease attached as Exhibit B and License Agreement attached as Exhibit C, incorporated by reference, except as modified by Articles 1-12 herein.

Dated:	July 30, 1996 .

LANDLORD:
T.H.S. NORTHSTAR ASSOCIATES
LIMITED PARTNERSHIP		TENANT:
BY TRIZEC PROPERTIES, INC.		FISHNET.COM, INC.
ITS MANAGING AGENT

By:	/s/Robert S. Hovelson .	By:	/s/Steve Solbrack		.
Robert S. Hovelson
	Leasing Manager	Its:	CFO	.

Landlord’s Address for Notices:		Tenant’s Address for Notices:

725 Northstar East		10817 - 48th Avenue North
608 Second Avenue South		Plymouth, MN 55442
Minneapolis, MN. 55402		Attn: Steve Solbrack
612-350-1784

TENANT:

2. PREMISES

Landlord shall deliver and Tenant shall accept the Premises in “as-is” condition and Landlord has no obligation to alter, remodel, improve, repair or decorate any portion of the Premises, except Landlord shall install an entrance door from the corridor and demise the premises. Tenant shall be responsible, at its own cost, for all improvements and modifications to the Premises, including all electrical and HVAC work.

3. USE

Limited Use of the Premises is a material condition of this Lease. Therefore, the Premises shall be used only for the purposes of “Tenant’s Use” identified at Article 1.4, and for no other purpose. Any other use of the Premises shall constitute a material breach of this Lease, and Landlord may immediately terminate this Lease.

4. TERM

4.1 The Term shall commence on the “Commencement Date” identified at Article 1.6. If Landlord for any reason cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from delayed delivery.

4.2 Tenant may cancel this lease upon 90 days advance written notice to Landlord without penalty, providing such termination date is after August 31, 1999.

5. RENT

Tenant shall pay to Landlord Rent for the Premises as identified in Article 1.5, which shall be payable in equal monthly installments in advance on the first day of the month. Tenant shall have no obligation to pay Additional Rent as defined in Section 3.2 of Exhibit B.

6. SERVICES

Landlord shall arrange for furnishing electricity in quantities sufficient for lighting the Premises. Tenant shall pay charges for electricity in excess of normal storage usage according to the Building Standard Lease. Landlord shall not be responsible for providing any other services to the Premises, including janitorial and HVAC.

7. ABNORMAL LOADING

Tenant shall store only such equipment and materials in such quantity and weight as the Building is fitted for in its present condition. Tenant agrees that in storing such equipment and material Tenant shall not stress Building floors and supports beyond their normal capacity.

8. INSURANCE

Tenant shall furnish Landlord with insurance policies or a rider to existing policies certifying liability insurance coverage of at least $2,000,000 according to the requirements of the Building Standard Lease.

9. SURRENDER OF PREMISES

9.1 At the expiration of this Lease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear excepted.

9.2 If at the end of the Term, Tenant fails to remove any of its personal property from the Premises, the same shall be deemed abandoned or, at the option of Landlord, may be removed by Landlord and stored for a reasonable time at Tenant’s expense.

10. BUILDING PLANNING

At any time after the Commencement Date, Landlord may (upon at least 30 days prior notice) substitute for the Premises other premises in the Building (the “New Premises”) provided that the New Premises will be similar to the Premises in area and usable for Tenant’s purpose. If Tenant is already in occupancy of the Premises, then Landlord will also pay the reasonable expenses of Tenant’s moving from the Premises to the New Premises and for improving the New Premises so that they are substantially similar to the Premises. Such move will be made during evenings, weekends or otherwise so as to incur the least inconvenience to Tenant. Reasonable expenses include moving network utilities.

11. CROSS-DEFAULT

Default by Tenant under the Building Standard Lease shall be deemed to be a default by Tenant under this Lease; likewise, default by Tenant under this Lease shall be deemed to be a default by Tenant under the Building Standard Lease.

12. INCORPORATION OF BUILDING STANDARD LEASE - EXHIBIT B

All applicable provisions and conditions of the Building Standard Lease, including the “Rider”, “Exhibits” and “Rules and Regulations”, which have not been modified or supplemented by this Lease for Storage are ratified, confirmed and incorporated by reference in this Lease for Storage.

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Exhibit A

Suite SB-52
SUB-BASEMENT FLOOR PLAN
SUB-BASEMENT
NORTHSTAR
TRIZEC
KEY PLAN